EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Pure Cycle Corporation:

We consent to the use of our report dated October 10, 2003, except Note 13 which is dated April 26, 2004, in the registration statement on Form SB-2, as amended, with respect to the balance sheets of Pure Cycle Corporation as of August 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                              /s/  KPMG  LLP

                              KPMG LLP

Denver, Colorado
June 4, 2004


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